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                         OPINION AND CONSENT OF COUNSEL

     As Counsel to C.M. Life Insurance Company, the undersigned has reviewed this Post-Effective Amendment No. 5 to the Registration Statement for Panorama Plus Separate Account. The undersigned hereby certifies that this Amendment does not contain disclosures that would render it ineligible to become effective under paragraph 485(b) of the Securities Act of 1933, as amended.

                                             /s/Michael A. Chong
                                                Michael A. Chong
                                                Counsel